Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries

List of Subsidiaries of Simpson Manufacturing Co., Inc.

At February 15, 2003

1.             Simpson Strong-Tie Company Inc., a California corporation

2.             Simpson Dura-Vent Company, Inc., a California corporation

3.             Simpson Strong-Tie International, Inc., a California corporation

4.             Simpson Manufacturing International Corporation, a Barbados corporation

5.             Simpson Strong-Tie Canada, Limited., a Canadian corporation

6.             Simpson Strong-Tie France, Limited., a French corporation

7.             Simpson Strong-Tie, S.A., a French corporation

8.             Simpson Strong-Tie Japan, Inc., a California corporation

9.             Simpson Strong-Tie Australia, Inc., a California corporation

10.           Simpson Strong-Tie Company Inc. Chile Y Compañia Limitada, a Chilean corporation

11.           Simpson Strong-Tie Company Inc. Argentina SRL, an Argentinean corporation

12.           Keymark Enterprises, LLC, a Colorado Limited Liability Company

13.           BMF Bygningsbeslag A/S, a Danish corporation

14.           BMF Simpson GmbH, a German corporation

15.           BMF Jutor Sp.z.o.o, a Polish corporation